Exhibit 5



                                December 11, 1997



John P. deJongh, Jr.
President
Lockhart Caribbean Corporation
No. 44 Estate Thomas
St. Thomas, US Virgin Islands  00801

Ladies and Gentlemen:

         We refer to (i) the Registration Statement on Form S-11 ( File No. 333-35105) (the "Registration Statement") filed by Lockhart Caribbean Corporation, a U.S. Virgin Islands corporation (the "Company") with the Securities and Exchange Commission (the "Commission') for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"),
(A) Units consisting of one share of the Company's Class A Common Stock, par value $.01 per share ( the "Class A Common Stock"), (B) Warrants to purchase one-tenth of a share of Class A Common Stock (the "Warrants") and (C) the shares of Class A Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), and (ii) the form of Warrant Agreement between the Company and a Warrant Agent (the "Warrant Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to them in the Registration Statement.

         In that connection, we have acted as counsel for the Company, and have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Warrant Agreement will not change in any material respect.



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December 11, 1997
Page 2


         We are members of the bar of the U.S. Virgin Islands and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction, other than the General Corporation Law of the Virgin Islands and the laws of the United States to the extent applicable hereto. Accordingly, as to matters of law set forth below, our opinion is limited to matters of law under the laws of the U.S. Virgin Islands, the laws of the United States to the extent applicable hereto and the General Corporation Law of the Virgin Islands, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions other than as specified above.

         Based upon the foregoing and subject to the other qualifications stated herein, we are of the opinion that the shares of Class A Common Stock being registered by the Company pursuant to the Registration Statement have been duly and validly authorized, and when issued and delivered will be legally issued, fully paid and non-assessable. In addition, the Warrants that are being registered by the Company pursuant to the Registration Statement have been duly and validly authorized, and when executed and delivered on behalf of the Company and the Warrant Agent and issued in accordance with the Warrant Agreement, will be the valid, binding and legal obligation of the Company, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement or performance of contract obligations and rights generally. We are also of the opinion that the Warrant Shares being registered by the Company pursuant to the Registration Statement have been duly and validly authorized, and if Warrants are exercised pursuant to the terms of the Warrant Agreement and if Warrant Shares are issued in accordance with such Warrant and the Warrant Agreement, such Warrant Shares, when executed and delivered on behalf of the Company and the Warrant Agent, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and any abbreviated registration statements that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration Statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to this firm under the caption "Legal Matters" contained in the Prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                    Very truly yours,

                                                    DUDLEY, TOPPER AND FEUERZEIG


                                                    By:  /s/ Thomas C. O'Keefe
                                                         -----------------------
                                                         Thomas C. O'Keefe